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                                                                     EXHIBIT 3.2

November 12, 1994                                        Sec'y Init. . . . . . .


                                    BY-LAWS

                                   ARTICLE I

                                    OFFICES

       The principal office of the Corporation in the State of Wisconsin shall be located in the City of Milwaukee, County of Milwaukee. The Corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

       The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.


                                   ARTICLE II

                                  SHAREHOLDERS

       Section 1 - Annual Meeting.

       The annual meeting of the shareholders shall be held on a weekday on such date and at such time as the Board of Directors may determine, for the purpose of electing directors and for the transaction of such business as may properly come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently is possible.

       Section 2 - Special Meeting (of Shareholders).

       Special meetings of the shareholders may be called by the Chairman of the Board, or the Board of Directors, and, subject to the provisions of the second paragraph of Article II, Section 4 below, shall be called by the President at the request of the holders of at least one-tenth of all votes entitled to be cast on any issue proposed at the meeting.

       Section 3 - Place of Meeting.

       The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation, but any meeting may be adjourned to reconvene at any place designated by the Chairman of the meeting.

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       Section 4 - Notice of Meeting.

       Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the day of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

       For a meeting to be properly called by the President at the request of the holders of at least one-tenth of all votes entitled to be cast on any issue proposed at the meeting, the shareholders requesting the meeting must give notice of such request in writing containing the applicable information, required in Sections 12 and 13 hereof, and such notice must be signed and dated by each such requesting shareholder and delivered to the Secretary at the principal executive offices of the Corporation. The Board of Directors shall promptly, but in all events within 10 business days after the date on which such notice is received, adopt a resolution (i) setting the date for such meeting, which date shall be not more than 180 and not less than 10 days from the date on which such resolution is adopted and (ii) fixing the record date for such meeting in accordance with Section 5 hereof. Shareholders requesting such a meeting shall pay for all costs incurred in connection with calling and holding such meeting, including all reasonable costs incurred by the Corporation with respect thereto.

       Any previously scheduled meeting of shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting provided, however, that any special meeting called at the request of holders of at least one tenth of all votes entitled to be cast on any issue proposed at the meeting may not be postponed to a date more than 180 days following the date on which the Board of Directors adopted the resolution which fixed the original date of such meeting.

       Only such business shall be conducted at a special meeting of shareholders as shall have been set forth as the purpose or purposes of such special meeting in the Corporation's notice of such special meeting.

       Section 5 - Fixing of Record Date.

       For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or

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shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall be applied to any adjournment thereof, provided, however, that the Board of Directors will fix a new record date if such meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

       Section 6 - Voting Lists.

       The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, within two business days after notice of the meeting is given, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, until the time of such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

       Section 7 - Quorum.

       A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Whether or not such quorum is present or represented at any meeting of shareholders, the Chairman of the meeting may adjourn the meeting from time to time without further notice other than announcement at the meeting; provided, however, that when a meeting is so adjourned to another time or place, notice of the adjourned meeting need not be given only if the date, time and place thereof are announced at the original meeting, if the adjournment is for not more than 120 days and if no new record date is fixed for the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, only such business may be transacted which might have been transacted at the meeting as originally notified. The Chairman of the Board of Directors shall act as the Chairman of all meetings of shareholders and, in the absence of the Chairman of the Board of Directors, the President shall preside. In the absence of the President, the Board of Directors shall designate any other Director, Officer or employee of the Corporation to preside at such meeting.

       Section 8 - Proxies.

       At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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       Section 9 - Voting of Shares.

       Subject to the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Unless otherwise required by the Articles of Incorporation or applicable law, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at which a quorum is present. Unless otherwise required by the Articles of Incorporation or applicable law, the affirmative vote of the holders of a majority of the shares present or represented at a meeting of shareholders at which a quorum is present or represented shall be required to decide all matters brought before such meeting other than the election of Directors.

       Section 10 - Voting Company's Shares.

       Shares of the Corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by this Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

       Section 11 - Shares in Other Corporation's Name.

       Shares standing in the name of another corporation may be voted either in person or by proxy, by a duly appointed officer of such corporation who has been authorized to cast such votes or execute such proxies. A proxy executed by any principal officer of such other corporation shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the board of directors or the by-laws of such corporation.

       Section 12 - Notice of Shareholder Business.

       At all meetings of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who was a shareholder of record at the time of the giving of notice as provided in this Section 12, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12. In order for business to be properly brought before the meeting by a shareholder, such business, as determined by the Chairman of the meeting, must be a proper subject under Wisconsin law. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth

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as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of such shareholder, as they appear on the Corporation's books, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

       Section 13 - Notice of Shareholder Nominees.

       Only persons who are nominated in accordance with the procedures set forth in the By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made
(a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who was a shareholder of record at the time of the giving of notice provided for in this Section 13, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Corporation which are beneficially owned by such nominee; and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the By-Laws.

       Section 14 - Acceptance of Nominations and Proposals.

       The Secretary shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in Sections 12 and 13. The Secretary shall make any such determination and shall notify the interested shareholder of such determination (including the reasons for any determination that the interested shareholder's nomination or proposal was not made in compliance with these Sections 12 and 13) within 15 days after the Corporation's receipt of the shareholder's notice required by Sections 12 and 13. If the Secretary determines that such nomination or proposal is not in compliance with Sections 12 and 13, the interested shareholder shall have until the later of

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the expiration of the applicable notice period or five days after receipt by such shareholder of any such notice declaring that such shareholder's nomination or proposal was not made in compliance with Sections 12 and 13 to rectify any deficiency cited in such notice and to resubmit such shareholder's nomination or proposal to the Secretary at the principal business office of the Corporation. Any resubmitted nomination or proposal shall contain only such nominations or proposals as were submitted to the Corporation in such shareholder's notice which did not comply with Sections 12 and 13. The Secretary shall determine whether any such resubmitted nomination or proposal is in compliance with Sections 12 and 13, and shall notify the interested shareholder of such determination (including the reasons for any determination that the interested shareholder's resubmitted nomination or proposal was not made in compliance with Sections 12 and 13), within five additional days of the Corporation's receipt of such shareholder's resubmitted nomination or proposal.

       Section 15 - Compliance with Exchange Act.

       Notwithstanding the provisions of Sections 12 and 13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 12 and 13. Nothing in this Section 15 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

       Section 16 - Definitions.

       For purposes of this Article II, "public announcement" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.


                                  ARTICLE III

                               BOARD OF DIRECTORS

       Section 1 - General Powers.

       The business and affairs of the Corporation shall be managed by its Board of Directors.


       Section 2 - Number, Tenure and Qualifications.

       The number of directors who shall constitute the whole Board of Directors shall be the number fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation and shall in no event be less than 7 nor more than 11.

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       The directors shall be divided into three classes as nearly equal in number as possible. At the 1986 annual meeting of shareholders the directors were so divided, with the term of office of the first class to expire at the 1987 annual meeting of shareholders, the term of office of the second class to expire at the 1988 annual meeting of shareholders and the third class to expire at the 1989 annual meeting of shareholders. At each annual meeting of shareholders, directors elected to succeed those whose terms expire shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election and until their successors shall be elected and shall qualify. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

       Section 3 - Regular Meetings.

       A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

       Section 4 - Special Meetings.

       Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.

       Section 5 - Notice.

       Notice of any special meeting shall be given at least 48 hours previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If Notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the Corporation under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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       Section 6 - Quorum.

       A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

       Section 7 - Resignations.

       Any Director, member of a committee or other Officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and if no time is specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

       Section 8 - Newly-Created Directorships and Vacancies.

       Newly-created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires and until their successors shall be elected and shall qualify. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

       Section 9 - Removal.

       Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 66-2/3% of the voting power of all the shares of the Corporation entitled to vote for the election of directors.

       Section 10 - Compensation.

       The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members may establish reasonable compensation of all Directors for services to the Corporation as Directors, Officers or otherwise, or may delegate such authority to an appropriate committee.

       Section 11 - Presumption of Assent.

       A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the

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Secretary of the Corporation immediately after the adjournment of the meeting.
Such right to dissent shall not apply to a director who voted in favor of such action.

       Section 12 - Committees.

       The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed by Section 2 of this Article III may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution, as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to shareholders, election of Officers or the filling of vacancies in the Board of Directors or committee created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

       Section 13 - Informal Action by Directors.

       Any action required to be taken at a meeting of the Board of Directors or any committee thereof, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of such committee, as the case may be, entitled to vote with respect to the subject matter thereof.


                                   ARTICLE IV

                                    OFFICERS

       Section 1 - Number.

       The principal Officers of the Corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, one or more Vice Presidents, a Controller, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

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       Section 2 - Election and Term of Office.

       The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the last meeting of the Board of Directors held prior to the Annual Meeting of the Shareholders or at the first meeting of the Board of Directors held after the Annual Meeting of the Shareholders. If the election of Officers shall not be held at either of such meetings, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until a successor shall have been duly elected and shall have qualified or until such Officers' death or until such Officer shall resign or shall have been removed in the manner hereinafter provided.

       Section 3 - Removal, Suspension.

       Any Officer or Agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights. The Chief Executive Officer may suspend at any time any Officer other than the Chairman of the Board. The Board of Directors will determine at the next regular Board meeting following a suspension, whether the suspension should result in the removal of the Officer.

       Section 4 - Vacancies.

       A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

       Section 5 - Chairman of the Board.

       The Chairman of the Board shall be selected from the persons who are members of the Board during the term to be served by the Chairman. The Chairman shall preside at all meetings of the Board at which the Chairman is present.
The Chairman shall also preside at the Annual Meeting of Shareholders. The Chairman shall also have such other authority and responsibility as shall be delegated to the Chairman from time to time by the Board. The Chairman may but need not be an employee of the Corporation. The Chairman may sign with the Secretary or an Assistant Secretary certificates for shares of the Corporation.

       Section 6 - The President.

       The President shall preside at meetings of the Board or at Annual Meetings of Shareholders from which the Chairman shall be absent. The President shall have such other authority and responsibilities as shall be delegated to the President from time to time by the Board or as may otherwise be assigned in accordance with these By-Laws. The President may sign with the Secretary or an Assistant Secretary certificates for shares of the Corporation.

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       Section 7 - Chief Executive Officer.

       The Chief Executive Officer shall have the general executive responsibility for the conduct of the business and affairs of the Corporation and shall be the Corporation's chief policy making officer. He or she shall have all other authority and responsibility usually incident to the office of chief executive officer. The Chief Executive Officer shall have control over the Corporation's Officers, other employees and agents and shall have the right to delegate or assign such authority and responsibility (including reporting responsibility) to any other Officer or employee of the Corporation (including the right to make further delegations and assignments) provided that no such delegation or assignment may be made which is contrary to an express directive in these By-Laws or in any action by the Board of Directors. The Chief Executive Officer may sign with the Secretary or any Assistant Secretary for shares of the Corporation.

       Section 8 - The Vice President.

       Each Vice President shall have such authority and responsibility as shall be delegated by these By-Laws, by the Board of Directors, by the Chief Executive Officer, or by any other Officer to whom the Vice President reports. The Board shall have the authority to add designations to any vice presidential position to indicate the rank, function or other characteristic of that position, such as "Executive Vice President", "Senior Vice President" or "Vice President Technical Services".

       Section 9 - The Secretary.

       The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairman of the Board, the Chief Executive Officer, or the President, or a Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman of the Board, the Chief Executive Officer, or President or by the Board of Directors.

       Section 10 - The Treasurer.

       If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the duties in such sum and with such surety or
sureties as the Board of Directors shall determine.   The Treasurer  shall:  (a)
have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the

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Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and
(b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President, Chief Executive Officer, Chairman of the Board, or by the Board of Directors.

       Section 11 - Assistant Secretaries and Assistant Treasurers.

       The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman of the Board, the Chief Executive Officer, or the President, or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, Chief Executive Officer, President or the Board of Directors.

       Section  12 - Compensation.

       The compensation of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of the Corporation.


                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

       Section 1 - Contracts.

       The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

       Section 2 - Loans.

       No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

       Section 3 - Checks, Drafts, Etc.

       All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers,

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November 12, 1994                                        Sec'y Init. . . . . . .


agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.

       Section 4 - Deposits.

       All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of the Board of Directors.


                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

       Section 1 - Certificates for Shares.

       Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

       Section 2 - Transfer of Shares.

       Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

       Section 3 - Stock Regulations.

       The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

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November 12, 1994                                        Sec'y Init. . . . . . .


                                  ARTICLE VII

                                  FISCAL YEAR

       The fiscal year of the Corporation shall be a fifty-two (52) or fifty-three (53) week period beginning on the Sunday closest to the 31st day of December and ending on the Saturday closest to the 31st day of the following December of each year.


                                  ARTICLE VIII

                                   DIVIDENDS

       The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.


                                   ARTICLE IX

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

       Section 1 - Certain Definitions.

       All capitalized terms used in this Article and not otherwise hereinafter defined in this Section 1 shall have the meaning set forth in Section 180.042 of the Statute. The following capitalized terms (including any plural forms thereof) used in this Article shall be defined as follows:

(a) "Affiliate" shall mean any person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation, which term shall include any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise.

(b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 5 of this Article.

(c) "Board" shall mean all persons then elected and serving on the Board of Directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

(d) "Breach of Duty" shall mean a breach or failure to perform a duty owed by a Director or Officer to the Corporation which breach or failure is determined, in accordance with Section

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November 12, 1994                                        Sec'y Init. . . . . . .


     5(b) of this Article, to constitute any of the items enumerated under Sections 180.044(2)(a) 1, 2, 3 or 4 of the Statute.

(e) "Corporation" as defined in the Statute and as incorporated by reference into the definitions of certain capitalized terms used herein, shall mean this Corporation.

(f) "Director or Officer" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

(g) "Disinterested Committee" shall mean a committee duly appointed by the Board and consisting solely of two or more Directors not at the time Parties to the subject Proceeding or any related Proceeding.

(h) "Disinterested Quorum" shall mean a quorum of the Board consisting of Directors who are not at the time Parties to the subject Proceeding or any related Proceeding.

(i) "Proceeding" shall have the meaning set forth in the Statute and, for purposes of this Article, "Proceeding" shall also include (i) any appeal therefrom; (ii) all Proceedings brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; and (iii) all Proceedings brought before an Authority or otherwise to enforce rights hereunder.

(j) "Statute" shall mean Sections 180.042 through 180.059, inclusive, of the Wisconsin Business Corporation Law including any amendments thereto, as the same shall then be in effect.

       Section 2 - Right to Indemnification.

       Each person who was or is made a Party or is threatened to be made a Party to or is involved in or called as a witness in any Proceeding by reason of the fact that he or she, or a person of who he or she is the legal representative, is, was or had agreed to become a Director or Officer of the Corporation or a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the Statute, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Statute permitted the Corporation to provide prior to such amendment) against all Expenses and Liabilities incurred or suffered by such person in connection therewith; provided, that except with respect to a Proceeding brought before an Authority or otherwise to enforce rights hereunder, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board.

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November 12, 1994                                        Sec'y Init. . . . . . .


       Section 3 - Expense.

       The Corporation shall pay or reimburse, within ten days after the receipt of a written request therefore, the reasonable Expenses of any person referred to in Section 2 of this Article as such Expenses are incurred; provided, such person furnishes to the Corporation (i) an executed written certificate affirming his or her good faith belief that he or she has not engaged in a Breach of Duty, and (ii) an unsecured written undertaking ("Undertaking"), executed personally or on his or her behalf, to repay any allowances made under this Section 3 if it is ultimately determined by an Authority that such person is not entitled to be indemnified by the Corporation for such Expenses; provided, further, that in connection with a Proceeding (or part thereof) initiated by any such person, except with respect to a Proceeding brought before an Authority or otherwise to enforce rights hereunder, the Corporation shall pay such Expenses as incurred only if such Proceeding (or part thereof) was authorized by the Board. The Undertaking shall also provide that the person to whom an allowance was paid pursuant to this Section 3 shall not be obligated to repay the Corporation during the pendency of any Proceeding before an Authority, and that if the Authority shall ultimately determine that such person is not entitled to indemnification for such Expenses, such person shall not be required to pay interest on such allowance. The Board shall not require, and shall accept the Undertaking without any showing of the claimant's ability to repay the allowance.

       Section 4 - Procedural Requirements.

(a) Each person who seeks indemnification under Section 2 of this Article shall make a written request therefore to the Corporation. The Board shall act on such request at its next meeting held no less than two days, but no more than sixty days, after the receipt of such request. Such action shall be taken by a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, by a Disinterested Committee, which shall determine whether the claimant's conduct constituted a Breach of Duty. If such determination is favorable to the claimant, the Corporation shall pay or reimburse such claimant for the entire amount of requested Liabilities incurred by such claimant in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 3). If such determination is not favorable to the claimant or if a Disinterested Committee cannot be obtained, the Board by resolution shall authorize an Authority, as provided in Section 5 of this Article, to determine whether the claimant's conduct constituted a Breach of Duty and, therefore, whether indemnification is required hereunder. The determination by an Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the claimant engaged in a Breach of Duty.

(b) If the Board does not authorize an Authority to determine the claimant's right to indemnification hereunder, and indemnification of the requested amount of Liabilities is paid by the Corporation, it shall be conclusively presumed that a Disinterested Quorum has determined that the claimant did not engage in misconduct constituting a Breach of Duty.

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November 12, 1994                                        Sec'y Init. . . . . . .


       Section 5 - Determination of Indemnification.

(a) If the Board authorizes an Authority to determine a claimant's right to indemnification pursuant to Section 4 of this Article, then the claimant shall have the absolute discretionary authority to select one of the following as such Authority:

      (i) An independent legal counsel; provided, that such counsel shall be mutually selected by such claimant and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of a Disinterested Committee or, if a Disinterested Committee cannot be obtained, then by a majority vote of the Board;

     (ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Chicago, Illinois; provided, that (A) one arbitrator shall be selected by such claimant, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of a Disinterested Committee or, if a Disinterested Committee cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators; and (B) in all other respects such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules; or

    (iii) A court pursuant to and in accordance with Section 180.051 of the Statute.

(b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the claimant's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

(c) The Authority shall make its determination as soon as practicable (but in any event within sixty days of being selected) and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the claimant.

(d) If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 3), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a claimant is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

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November 12, 1994                                        Sec'y Init. . . . . . .


(e) All expenses incurred in the determination process under this Section 5 by either the Corporation or the claimant, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

       Section 6 - Employees and Agents.

       The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or agent of the Corporation who is not otherwise a Director or Officer.

       Section 7 - Insurance.

       The Corporation may purchase and maintain, at its expense, insurance on behalf of a Director or Officer or any individual who is or was an employee or agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify or allow Expenses to such individual against any such Liability under the Statute or this Article.

       Section 8 - Non-Exclusivity of Rights.

       The rights conferred on any person by this Article shall not be deemed exclusive of any other rights to indemnification or advancement of Expenses which such person may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article shall be deemed to limit the Corporation's obligations to indemnify any person under the Statute.

       Section 9 - Contractual Nature.

       The provisions of this Article shall be applicable to all Proceedings commenced after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the Corporation and each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this Article or any repeal or modification of the Statute or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article with regard to acts, omissions or events arising prior to such repeal or modification.

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November 12, 1994                                        Sec'y Init. . . . . . .


       Section 10 - Severability.

       If any provision of this Article shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article contravene public policy, this Article shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable.

       Section 11 - Continuation of Obligations; Amendment.

       The obligations of the Corporation to indemnify any person or to advance Expenses thereto under this Article shall continue as to the successors and assigns of the Corporation and such obligations may only be limited by the affirmative vote of two-thirds of the shareholders of the Corporation so entitled to vote; provided, that any such limitation shall only apply to alleged acts of any person for which indemnification is sought hereunder which occur after such limitation is adopted.


                                   ARTICLE X

                                      SEAL

       The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Wisconsin".


                                   ARTICLE XI

                                   AMENDMENTS

       Section 1 - Board of Directors.

       The By-Laws of this Corporation may be made, altered, amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed making, alteration, amendment or repeal to be made is contained in the notice of such special meeting; provided, however, that no By-Law shall be made, altered, amended or repealed so as to make such By-Law inconsistent with or violative of any provision of the Articles of Incorporation; provided further, however, that no By-Law adopted by shareholders pursuant to Section 2 of this Article XI may be altered, amended or repealed by the Board of Directors unless such By-Law confers such authority upon the Board of Directors.

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November 12, 1994                                        Sec'y Init. . . . . . .


       Section 2 - Shareholders.

       The By-Laws of this Corporation may be made, altered, amended, or repealed by the affirmative vote of a majority of the shareholders at a meeting conducted in accordance with Article II, if notice of the proposed making, alteration, amendment or repeal is contained in the notice of such meeting; provided, however, that no By-Law shall be made, altered, amended or repealed so as to make such By-Law inconsistent with or violative of any provision of the Articles of Incorporation.

                                       20